EXHIBIT 4.1

                        GUARANTY FEDERAL BANCSHARES, INC.
                          2000 STOCK COMPENSATION PLAN


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                        GUARANTY FEDERAL BANCSHARES, INC.

                          2000 STOCK COMPENSATION PLAN


         1. Purpose of the Plan. The Plan shall be known as the Guaranty Federal
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Bancshares,  Inc.  ("Company") 2000 Stock  Compensation  Plan (the "Plan").  The
purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, directors first elected or appointed after July 22, 1998, employees and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of Stock Options that do not qualify under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Shares of Common Stock of the Company granted as Stock Awards.

          2. Definitions. The following words and phrases when used in this Plan
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with an initial capital letter,  unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

                  (a) "Award" means the grant by the Committee of Stock Options, Stock Awards, or any combination thereof as provided in the Plan.

                  (b) "Board" shall mean the Board of Directors of the Company, or any successor or parent corporation thereto.

                  (c) "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity;
(iii) a change in control of the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax- qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

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                  (e) "Committee" shall mean the Board or the Stock Compensation
Committee appointed by the Board in accordance with Section 5(a) of the Plan.

                  (f) "Common Stock" shall mean the common stock of the Company, or any successor or parent corporation thereto.

                  (g) "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

                  (h) "Company" shall mean Guaranty Federal Bancshares, Inc., the parent corporation of the Savings Bank, or any successor or Parent thereof.

                  (i) "Director" shall mean a member of the Board of the Company, or any successor or parent corporation thereto.

                  (j) "Director Emeritus" shall mean a person serving as a director emeritus, advisory director, consulting director, or other similar position as may be appointed by the Board of Directors of the Savings Bank or the Company from time to time.

                  (k) "Disability" means any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Savings Bank or the Parent in his then current capacity as determined by the Committee.

                  (l) "Effective Date" shall mean the date of Board adoption of the Plan.

                  (m) "Employee" shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company.

                  (n) "Fair Market Value" shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to the mean between the last bid and ask price of such Common Stock on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange, then the Fair Market Value per Share shall be not less than the average of the highest and lowest selling price of such Common Stock on such exchange on such date, or if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date.

                  (o) "Stock Option" or "Option" shall mean an option to purchase Shares granted pursuant to the Plan which option is not intended to qualify under Section 422 of the Code providing the holder of such Option with the right to purchase Common Stock.

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                  (p)  "Optioned  Stock"  shall mean stock  subject to an Option granted pursuant to the Plan.

                  (q) "Optionee" shall mean any person who receives an Option pursuant to the Plan.

                  (r) "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Sections 424(e) and (g) of the Code.

                  (s) "Participant" means any Director first elected or appointed after July 22, 1998, officer or Employee of the Company or any Parent or Subsidiary of the Company or any other person providing a service to the Company who is selected by the Committee to receive an Award, or who by the express terms of the Plan is granted an Award.

                  (t) "Plan" shall mean the Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan.

                  (u) "Retirement" shall mean termination of service in all capacities as an Employee, Director and Director Emeritus following attainment of not less than age 55 and completion of not less than ten years of Service to the Company or the Savings Bank. Service to the Company or the Savings Bank rendered prior to the Effective Date shall be recognized in determining eligibility to meet the requirements of Retirement under the Plan.

                  (v) "Savings Bank" or "Bank" shall mean Guaranty Federal Savings Bank, or any successor corporation thereto.

                  (w) "Share" shall mean one share of the Common Stock.

                  (x) "Stock Award" means an Award granted to a Participant pursuant to Section 12 of the Plan.

                  (y) "Subsidiary" shall mean any present or future corporation which constitutes a "subsidiary corporation" as defined in Sections 424(f) and
(g) of the Code.

          3. Shares  Subject to the Plan.  Except as  otherwise  required by the
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provisions of Section 10 hereof,  the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed *25,000 Shares. The maximum number of Shares reserved hereby for Stock Awards is 7,125. The maximum number of Shares reserved hereby for purchase pursuant to the exercise of Options granted under the Plan is the difference between (i) 25,000, and (ii) the number of Shares granted pursuant to Stock Awards. Such Shares may either be from authorized but unissued shares or shares purchased in the market for Plan purposes.

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*Not to exceed 1% of shares outstanding as of date of Board adoption.



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         If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred.


         4.       Six Month Holding Period.  Subject to vesting requirements, if
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applicable,  except  in the  event of death or  disability  of the  Optionee,  a minimum of six months must elapse between the date of the grant of an Option and the date of the sale of the Common Stock received through the exercise of such Option.

          5.      Administration of the Plan.
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                  (a) Composition  of   the   Committee.   The  Plan  shall   be
administered by the Board of Directors of the Company or a Committee which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as found at 17 CFR ss.240.16b-3.

                  (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

                  The President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Awards on behalf of the Company and to cause them to be delivered to the Participants. For Awards of Stock Options, such agreements shall set forth the Option exercise price, the number of shares of Common Stock subject to such Option, the expiration date of such Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

                   (c) Effect  of   Committee's   Decision.   All     decisions,
determinations  and   interpretations  of  the  Committee  shall  be  final  and conclusive on all persons affected thereby.

          6.  Eligibility  for  Awards.  The  Committee  shall from time to time
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determine the officers,  Directors, and employees and other persons who shall be granted Awards under the Plan, the number of Awards to be granted to each such Participant. In selecting Participants and in determining the number of Shares of Common Stock to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by
each  such   Participant,   each  such   Participant's   current  and  potential
contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

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          7. Term of the Plan.  The Plan shall  continue in effect for a term of
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ten (10) years from the Effective  Date,  unless sooner  terminated  pursuant to
Section 14 hereof. No Option shall be granted under the Plan after ten (10) years from the Effective Date.

          8. Terms and Conditions of Stock Options. Stock Options may be granted
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by the Committee from time to time in its sole discretion and in accordance with the Plan. Stock Options granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

                  (a) Option Price. The price per Share at which each Stock Option granted by the Committee under the Plan may be exercised shall not, as to any particular Stock Option, be less than the Fair Market Value of the Common Stock on the date that such Stock Option is granted.

                  (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Stock Option granted under the Plan shall be made at the time of exercise of each such Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a stockholder of the Company until Shares of Common Stock are issued to the Optionee.

                  (c) Term of Stock Option. The term of exercisability of each Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Stock Option is granted.

                  (d)  Exercise  Generally.  Except  as  otherwise  provided  by
Section 9 of the Plan or by action of the Committee at the time of the grant of a Stock Option, Stock Options granted will be first exercisable at the rate of 20% on the one year anniversary of the date of grant and 20% annually thereafter during such periods of service as an Employee, Director or Director Emeritus. The Committee may impose additional conditions upon the right of any Optionee to exercise any Stock Option granted hereunder which is not inconsistent with the terms of the Plan.

                  (e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company.

                  (f) Transferability. A Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

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         9. Effect of Termination of Service, Disability, Death  and  Retirement
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on Stock Options.
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                   (a) Termination of Service. Except as may be specified by the
Committee at the time of grant of an Option, in the event that any Optionee's service with the Company shall terminate for any reason, other than Disability, death or Retirement, all of any such Optionee's Stock Options, and all of any such Optionee's rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the respective expiration dates of any such Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of service; or (B) at such later date as is determined by the Committee at the time of the grant of such Award based upon the Optionee's continuing status as a Director or Director Emeritus of the Savings Bank or the Company, but only if, and to the extent that, the Optionee was entitled to exercise any such Stock Options at the date of such termination of service. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

                  (b) Disability or Retirement. Except as may be specified by the Committee at the time of grant of an Option, in the event that any Optionee's service with the Company shall terminate as the result of the Disability or Retirement of such Optionee, all such Stock Options shall become immediately 100% exercisable and such Optionee may exercise any Stock Options granted to the Optionee pursuant to the Plan at any time prior to the respective expiration dates of any such Stock Options.

                  (c) Death. Except as may be specified by the Committee at the time of grant of an Option, in the event of the death of an Optionee, any Stock Options granted to such Optionee shall become immediately 100% exercisable and may be exercised by the person or persons to whom the Optionee's rights under any such Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the respective expiration dates of any such Stock Options.

                  (d) Stock Options Deemed Exercisable. For purposes of this Section, any Stock Option held by any Optionee shall be considered exercisable at the date of termination of service if any such Stock Option would have been exercisable at such date of termination of service without regard to the Disability or death of the Participant.

                  (e) Termination of Stock Options. Except as may be specified by the Committee at the time of grant of an Option, to the extent that any Stock Option granted under the Plan to any Optionee whose service with the Company terminates shall not have been exercised within the applicable period set forth in this Section, any such Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

         10.  Recapitalization,  Merger,  Consolidation,  Change  in Control and
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 Other Transactions.
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                  (a)  Adjustment.   Subject  to  any  required  action  by  the
stockholders of the Company, within the sole discretion of the Committee, the aggregate number of Shares of Common Stock for which Options may be granted hereunder, the number of Shares of Common Stock covered by each outstanding


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Option, the number of Shares subject to Stock Awards, and the exercise price per
Share of Common Stock of each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of
consideration   by  the  Company   (other   than   Shares  held  by   dissenting
stockholders).

                 (b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Company, as determined by the Committee. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

                  (i) provide that such Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

                  (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of Shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

                  (c)  Extraordinary   Corporate  Action.   Notwithstanding  any
provisions of the Plan to the contrary, subject to any required action by the stockholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                            (i)   appropriately  adjust the number of  Shares of
Common Stock subject to each Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option;

                           (ii)   cancel any or all previously granted  Options,
provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

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                           (iii)  make such other adjustments in connection with
the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable.

                   (d) Acceleration. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

         Except as expressly provided in Sections 10(a) and 10(b) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 10.

         11. Time of Granting Options.  The date of grant of an Option under the
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Plan  shall,  for all  purposes,  be the date on which the  Committee  makes the determination of granting such Option. Notice of the grant of an Option shall be given to each individual to whom an Option is so granted within a reasonable time after the date of such grant in a form determined by the Committee.

         12. Stock Awards. The Committee may make grants of Stock Awards,  which
             ------------
shall consist of the grant of some number of Shares of Common Stock, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

                   (a) Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from Shares reserved under the Plan and available for award at the time the Stock Award is made to the Participant.

                   (b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the date of grant. As promptly as practicable after a determination is made that a Stock Award is to be made, the Committee shall notify the Participant in writing of the grant of the Stock Award, the number of Shares covered by the Stock Award, and the terms upon which the Shares subject to the Stock Award may be earned. The date on which the Committee makes its award determination or the date the Committee so notifies the Participant shall be considered the date of grant of the Stock Awards as determined by the Committee. The Committee shall maintain records as to all grants of Stock Awards under the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Stock Awards, the Stock Awards will be first exercisable at the rate of 20% on the one year anniversary of the date of grant and 20% annually thereafter during such periods of service as an Employee, Director or Director Emeritus.

                   (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Retirement, Disability or death, a Change in Control, or Termination for Cause, any Stock Awards in which the Participant has not become vested as the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

                   (d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant's Retirement, any Stock Awards in which the Participant has not become vested as of the date of Retirement shall immediately become 100% earned and

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non-forfeitable  as of  the  Participant's  date  of  Retirement  and  shall  be distributed as soon as practicable thereafter.

                   (e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately become 100% earned and non- forfeitable as of the date of such termination and shall be distributed as soon as practicable thereafter.

                   (f) Change in Control. Unless otherwise determined by the Committee, in the event of a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such Change in Control shall become immediately 100% earned and non-forfeitable on the date of the Change in Control and shall be distributed to the Participant as soon as practicable thereafter.

                   (g) Termination of Employment or Service (Termination for Cause). In the event of the Participant's Termination for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such Termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void. Termination for Cause is defined at 12 C.F.R. 563.39(b)(l) and shall be determined within the sole discretion of the Board.

                   (h) Maximum Individual Award. No individual Employee shall be granted an amount of Stock Awards which exceeds 25% of all Stock Awards eligible to be granted under Section 3 of the Plan. In no event shall Stock Awards granted to non-employee Directors in the aggregate under this Plan exceed more than 25% of the total number of Shares authorized for delivery under Section 3 of the Plan.

                   (i) Issuance of Certificates. As soon as practicable after the date of grant with respect to shares of Common Stock pursuant to a Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such Shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Shares. Each such stock certificate shall bear the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan and award agreement entered into between the registered owner of such shares and Guaranty Federal Bancshares, Inc. A copy of the Plan and award agreement is on file in the office of Guaranty Federal Bancshares, Inc., located at 1341 West Battlefield, Springfield, Missouri 65807.

         Such legend shall not be removed until the Participant becomes vested in such Shares pursuant to the terms of the Plan and award agreement.

                   (j) Non-Transferability. A Stock Award shall not be transferable by a Participant, and during the lifetime of the Participant, Stock Awards may only be earned by and paid to the Participant who was notified in writing of the Stock Award by the Committee pursuant to Section 12(b). No Participant or

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

beneficiary shall have any right in or claim to any assets of the Plan, nor shall the Company be subject to any claim for benefits hereunder.

                   (k) Payment of Dividends. A Participant or beneficiary shall also be entitled to receive, with respect to each such Share distributed, a payment equal to any cash dividends and the number of Shares of Common Stock equal to any stock dividends, declared and paid with respect to a Share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the date the relevant Stock Award was granted and the date the relevant Stock Award or installment thereof is issued. Such cash dividend amounts shall be held in arrears and distributed to such Participant, less applicable income tax withholding, upon the earning of the applicable Stock Award.

                   (l) Voting of Stock Awards. After a Stock Award has been granted and such Stock Award has been issued in the form of Common Stock, but for which the Shares covered by such Stock Award have not yet been vested and earned to the Participant pursuant to the Plan, the Participant shall be entitled to vote such Shares of Common Stock which the Stock Awards cover subject to the rules and procedures adopted by the Committee for this purpose.

                   (m) Form of Distribution. All Stock Awards, together with any Shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Stock Award earned. Payments representing cash dividends (and earnings thereon) shall be made in cash. Notwithstanding anything within the Plan to the contrary, upon a Change in Control whereby substantially all of the Common Stock of the Company shall be acquired for cash, all Stock Awards, together with any Shares representing stock dividends associated with Stock Awards, shall be, at the sole discretion of the Committee, distributed as of the effective date of such Change in Control, or as soon as administratively feasible thereafter, in the form of cash equal to the consideration received in exchange for such Common Stock represented by such Stock Awards.

                   (n) Regulatory Exceptions. No Stock Awards shall be distributed, however, unless and until all of the requirements of all applicable law and regulations shall have been fully complied with, as determined by the Committee.

         13.  Modification  of Options.  At any time and from time to time,  the
              ------------------------
Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on the Optionee by the grant of a new Option at such time, or shall not materially decrease the Optionee's benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 14 hereof.

         14.  Amendment and Termination of the Plan.
              -------------------------------------

                   (a) Action by the Board. The Board may alter, suspend or discontinue the Plan at any time within its sole discretion.

                   (b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject the Company to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

         15. Conditions Upon Issuance of Shares; Limitations on Option Exercise;
             -------------------------------------------------------------------
Cancellation of Option Rights.
------------------------------

         (a) Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

         (b) The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

         (c) As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (d) Notwithstanding anything herein to the contrary, upon the termination of employment or service of an Optionee by the Company or its Subsidiaries for "cause" as defined at 12 C.F.R. 563.39(b)(1) as determined by the Board of Directors, all Options held by such Optionee shall cease to be exercisable as of the date of such termination of employment or service.

         (e) Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of Shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

         16. Reservation  of  Shares.  During  the term of the Plan, the Company
             -----------------------
will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         17. Unsecured Obligation.  No Participant under the Plan shall have any
             --------------------
interest in any fund or special asset of the Company by reason of the Plan or the grant of any Option under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Option hereunder and there shall be no required funding of amounts which may become payable to any Participant.

         18.  Withholding  Tax. The Company  shall have the right to deduct from
              ----------------
all amounts paid in cash with respect to the cashless exercise of Options under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive

Shares pursuant to the exercise of an Option or the receipt of Shares pursuant to a Stock Award, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         19. No Employment Rights.  No Director,  Employee or other person shall
             ---------------------
have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee, Director or in any other capacity with the Company, the Savings Bank or other Subsidiaries.

         20. Governing Law.  The  Plan  shall  be  governed  by and construed in
             -------------
accordance with the laws of the State of Missouri, except to the extent that federal law shall be deemed to apply.

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